Exhibit 99.2

XpresSpa seeks to support COVID-19 testing in 46 locations across 23 US Airports

XpresSpa Group, Inc. (Nasdaq: XSPA) (“XpresSpa” or the “Company”), today announced that it has reached out to multiple government agencies, including the Centers for Disease Control and Prevention (CDC) and the U.S. Department of Health and Human Services (HHS), as well as private laboratories across the country. The Company has engaged in early high-level discussions with regards to turning all of its 46 airport locations, with many, located in point of entry cities, such as New York, Los Angeles, San Francisco, Chicago, Miami, Atlanta, and Washington DC into COVID-19 testing facilities. The Company believes that its spas offer a range of spaces that can be set up to test airport staff, flight crews, and passengers.

The international airports across the United States are on the front lines of defense for combating entry into the US for people with the Cronavirus. Xpresspa, having locations in all of these key ports of entry is uniquely positioned to help in this fight. As a health and wellness company the majority of its employees are state licensed which includes training in disease containment. In addition, XpresSpa employees are already TSA security approved so they can be trained and deployed immediately.

Doug Satzman, XpresSpa, Chief Executive Officer, said, ”We believe we can we help alleviate some of the long waits for travelers entering the US but we can also be available to test TSA employees, pilots, Flight Attendants and other airport personnel who are on the front lines helping to keep our nation safe.”

Doug Satzman, further stated “As the largest operator of health and wellness spas located within these US point of entry airports, we believe our facilities could be of great utility in helping our government test people as quickly as possible. We will work closely with local airport authorities on all plans. While we cannot ensure that an arrangement will ultimately be consummated, we remain optimistic, that we can play a vital role with some of these entities.”

We will continue to update our shareholders as more information becomes available.

About XpresSpa Group, Inc.

XpresSpa Group, Inc. (Nasdaq: XSPA) is a health and wellness holding company. XpresSpa Group’s core asset, XpresSpa, is a leading airport retailer of spa services and related health and wellness products, with 51 locations in 25 airports globally. XpresSpa offers services that are tailored specifically to the busy travel customer. XpresSpa is committed to providing exceptional customer experiences with its innovative premium spa services, as well as luxury travel products and accessories. XpresSpa provides almost one million services to customers per year at its locations in the United States, Netherlands, and the United Arab Emirates. To learn more about XpresSpa Group, visit: www.XpresSpaGroup.com. To learn more about XpresSpa, visit www.XpresSpa.com.

Forward-Looking Statements

This press release may contain "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These include statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. Forward-looking statements relating to expectations about future results or events are based upon information available to XpresSpa Group as of today's date and are not guarantees of the future performance of the company, and actual results may vary materially from the results and expectations discussed. Additional information concerning these and other risks is contained in XpresSpa Group’s most recently filed Annual Report on Form 10-K, Quarterly Report on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings. All subsequent written and oral forward-looking statements concerning XpresSpa Group, or other matters and attributable to XpresSpa Group or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. XpresSpa Group does not undertake any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Investor Relations:

ICR

Raphael Gross

(203) 682-8253